SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      February 6, 1998 (January 23, 1998)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                    0-26102              04-3196245
(State or Other Jurisdiction         (Commission           (IRS Employer
      of Incorporation               File Number)          Identification No.)





                              116 Huntington Avenue
                           Boston, Massachusetts 02116
                (Address of Principal Executive Offices Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)
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Item 5.  Other Events

1. On January 27, 1998, American Tower Systems (Delaware), Inc. (formerly known as American Tower Systems, Inc. ("ATSI")), an indirect wholly-owned subsidiary of American Radio Systems Corporation ("ARS"), consummated the transactions contemplated by the Asset Purchase Agreement, by and between ATSI and Tucson Communications Company, L.P., ("Tucson"), a California limited partnership, dated October 4, 1997, pursuant to which ATSI acquired a communications site with six towers in Tuscon, Arizona for approximately $12.0 million. The purchase price was financed with borrowings under the ATSI credit facility.

2. On January 23, 1998 ATSI entered into an Asset Purchase Agreement, dated as of January 23, 1998, by and among ATSI, Midcontinent Media, Inc., a South Dakota corporation ("Midcontinent"), Midcontinent Teleport Co., a South Dakota
corporation and a wholly-owned subsidiary of Midcontinent ("MTC"), Wit Communications, Inc., a Delaware corporation and a wholly-owned subsidiary of MTC ("WIT"), and Washington International Teleport, Inc., a Delaware corporation and a wholly owned subsidiary of WIT, pursuant to which ATSI agreed to acquire substantially all the assets of WIT for a purchase price of approximately $30.5 million. WIT is a local provider of video transport operations, transmitting and receiving voice, video and data by satellite and terrestrial networks. For more information, see the ATSI press release, dated January 23, 1998, which is attached herewith as Exhibit 99.1.

3. On February 4, 1998, ARS announced the expiration of its Consent Solicitation with respect to its 11 3/8% Cumulative Exchangeable Preferred Stock ("Cumulative Preferred Stock"). An overwhelming majority (2,105,547) of the holders of the Cumulative Preferred Stock have given the requested consent. Preferred Stockholders who gave their consent are entitled to receive, as a consent fee, $10.00 for each $1,000 in liquidation preference with respect to which a consent was timely delivered. For more information, see the ARS press release, dated February 4, 1998, which is attached herewith as Exhibit 99.2.

4. On February 5, 1998, ATSI consummated the transactions contemplated by the Assignment of Lease, Conveyance and Bill of Sale, dated as of December 11, 1997, by and between Pine Hill Partnership, Pine Hill II Partnership, Wolf Mountain Partnership, Mount Woodson Partnership, I.E. Bayley Trust, William C. Bayley, Trustee, Sacramento Telecom I Partnership, Westsite Chico I Partnership, Davis Dixson Tower, Sunrise/Mather Tower Partnership, John P. Ryan and William C. Bayley and the related Addendums to Assignment of Leases dated January 22, 1998 with ATSI. Pursuant to these addendums, ATSI acquired 11 communications tower sites in northern California for approximately $11.8 million. The purchase price was financed with borrowings under the ATSI credit facility.

Item 7.  Financial Statements and Exhibits

         (c).  Exhibits

         Exhibit 99.1 - ATSI Press Release, dated January 23, 1998.

         Exhibit 99.2 - ARS Press Release, dated February 4, 1998.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AMERICAN RADIO SYSTEMS
                             CORPORATION
                             (Registrant)


Date: February 6, 1998       By: /s/ Justin D. Benincasa
                                 Name: Justin D. Benincasa
                                 Title: Vice President and Corporate Controller